EXHIBIT 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THE

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

March 29, 2023

This First Amendment (the "Amendment") to that certain Second Amended and Restated Employment Agreement made and entered into effective as of October 19, 2022, by and between World Wrestling Entertainment, Inc., a Delaware corporation (the “Company”), and Nick Khan (the “Executive”) (the “Agreement”) is entered into and effective as of March 29, 2023 (the “Effective Date”). Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Executive and Company desire to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby agree as follows:[1]

1.      Section 2 (Position and Duties) of the Agreement is hereby amended to provide that Executive shall serve as the Chief Executive Officer of the Company, effective as of January 10, 2023.

2.      Section 3(a) (Base Salary) of the Agreement is hereby amended to provide that Executive’s base salary shall be One Million Five Hundred Thousand dollars $1,500,000 per annum, less applicable taxes and withholdings, effective as of January 10, 2023.

3.      Section 3(b) (Incentive Bonus) of the Agreement is hereby amended to provide that Executive’s target incentive bonus amount for each fiscal year beginning with fiscal year 2023 shall be equal to 175% of Executive’s base salary for such fiscal year.

4.      Section 3(d)(ii) (WWE Equity) of the Agreement is hereby amended to provide that Executive’s target grant date value for each fiscal year beginning with fiscal year 2023 shall be $5.375 million.

5.      Section 4(e) of the agreement is hereby amended and restated in its entirety to read as follows:

“(e) Separation Agreement Requirement. Payments described in Sections 4(c) and (d) above (other than the Accrued Benefits) are conditioned on (i) Khan’s execution of a standard separation agreement, which shall contain, among other provisions, a full release and waiver of claims or potential claims against WWE as therein defined, a confidentiality and non-disparagement provision and re-affirmation of all other post-employment obligations by Khan, in the form provided by WWE, which separation agreement must be executed and irrevocable by the deadlines set by then applicable laws, but no later than the sixtieth (60th) day following the effective termination of employment, whichever is less, and (ii) Khan’s ongoing compliance with all such post-employment obligations. Any payments or benefits otherwise payable during such period will accrue and be paid, without interest, on the first payroll date following such sixty (60)-day period.

6.      Section 4(f)(ii)(B) (“Change in Control”) of the Agreement is hereby removed in its entirety and the former subsection (C) shall now be (B), (D) shall now be (C), (E) shall now be (D), and (F) shall now be (E).

7.      Section 4(f)(iv)(B) (“Good Reason”) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(B) a material change of title, authority, duties or responsibilities, including, without limitation, ceasing to have the title and duties of chief executive officer of WWE;”

8.      Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Vincent K. McMahon
Name: Vincent K. McMahon Title: Executive Chairman of the Board

EXECUTIVE

By:	/s/ Nick Khan
Nick Khan

[Signature Page to First Amendment to Second Amended & Restated Employment Agreement]